EXHIBIT 10.1
                                 ------------


                                              DATED  June 5, 1997

                          KINGSPARK DEVELOPMENTS LIMITED          (1)


                          SIMPSON STRONG-TIE INTERNATIONAL INC    (2)

                          and

                          THE ROYAL LONDON MUTUAL
                          INSURANCE SOCIETY LIMITED               (3)


                          AGREEMENT FOR LEASE


         Cardinal Point Tamworth

                                  CONTENTS


Clause        Heading                                             page


1             DEFINITIONS                                           1
2             INTERPRETATION                                        8
3             CLAUSE HEADINGS                                       8
4             THE DEVELOPER'S WORKS                                 8
5             TENANT'S RIGHTS OF INSPECTION                        14
6             EARLY ACCESS TO CARRY OUT TENANT'S WORKS             15
7             EARLY OCCUPATION BY TENANT                           18
8             CERTIFICATE OF PRACTICAL COMPLETION                  19
9             DEFECTS LIABILITY                                    20
10            LIQUIDATED DAMAGES AND RESCISSION                    20
11            WARRANTIES                                           22
12            AGREEMENTS AND DECLARATIONS                          23
13            INSURANCE                                            24
14            ASCERTAINMENT OF THE INITIAL RENT                    24
15            THE LEASE AND THE GUARANTEE                          27
16            TITLE                                                28
17            MATTERS AFFECTING THE PREMISES                       28
18            DISPUTES                                             29
19            ASSIGNMENT AND UNDERLETTING                          30
20            MATTERS OUTSTANDING ON COMPLETION                    31
21            NOTICES                                              31
22            ACKNOWLEDGEMENT                                      31
23            V.A.T.                                               32
24            DEFAULT BY TENANT                                    32
25            DEFAULT BY THE DEVELOPER                             33
26            INTEREST                                             33
27            DEVELOPERS COVENANT                                  33

DATE OF AGREEMENT                                                1997

PARTIES
(1) KINGSPARK DEVELOPMENTS LIMITED (Company Registration Number 2872273 whose registered office is at Kingspark House 1 Monkspath Hall Road Solihull West Midlands
        B90 4FY
(2) SIMPSON STRONG-TIE INTERNATIONAL INC of Phoenix Road Hawks Green Cannock Staffordshire WS11 2LR
(3) THE ROYAL LONDON MUTUAL INSURANCE SOCIETY LIMITED (Company Registration Number 99064) whose registered office is at Royal London House Middleborough Colchester Essex CO1 1RA


IT IS HEREBY AGREED:

                                  PART 1
                             (Introduction)


1     DEFINITIONS

1.1 The terms defined in this Clause shall for all purposes of this Agreement have the meanings specified in this Clause.

      1.1.1 "Access Certificate" the certificate issued by the Employer's Agent certifying the Access Date.

      1.1.2 "Access Date" 31 October 1997 or such later date as shall be agreed or determined pursuant to clauses 4.4.4 4.5 5.4 6.5 hereof being the date upon which the Employer's Agent issues the Access Certificate and so that by such date the Access Date Pre-Requisites shall be satisfied to enable the Tenant to enter such part or parts only of the Building as may be reasonably necessary for the purpose of carrying out the Tenant's Works

      1.1.3  "Access Date Pre-Requisites"

             1.1.3.1 sufficient of the Developer's Works shall have been completed so as to ensure that the Tenant shall have reasonable access to and egress from the Early Access Area including access and egress for its contractors materials and goods [and]

             1.1.3.2 all electricity gas telephone and water services are available to the Early Access Area subject only to service connections which require an occupier's application to a service or statutory undertaking and

             1.1.3.3 the Early Access Area are wind and water tight and the interior thereof have been practically completed in accordance with the Specification and the Drawings (so far as the same relate thereto) including without prejudice to the generality of the foregoing the application of all coats of sealant floor finish in the warehouse and are free from Developer's contractors workmen excess materials and rubbish and

             1.1.3.4 the Early Access Area have been secured so that the Tenant will be able to proceed with the Tenant's Works without any material interruption or delay by reason of any of the Developer's Works.

             1.1.3.5 A secure portacabin with a gross internal area of 300 square feet or thereabouts with power, lighting and telephone are available within the Early Access Area together with temporary toilet facilities in such position as the Tenant shall reasonably require

      1.1.4 "the Architect" Maber Associates of St Mary's Hall, Lace Market,17 Barker Gate, Nottingham NG1 1JU or such other Architect notified in writing to the Tenant and the Landlord as shall be appointed by the Building Contractor.

      1.1.5 "the Building" the warehouse/ factory building with a Gross Internal Area of approximately 70,000 square feet together with offices having a Gross Internal Area of approximately 8,075 square feet and ancillary accommodation to be constructed on the Premises as part of the Developer's Works (such areas to be subject to a tolerance of plus or minus two and one half per cent).

      1.1.6 "the Building Contract" a JCT Standard Form Building Contract with Contractor's Design 1981 Edition Incorporating Amendments 1:1986 2:1987 3:1988 4:1988 5:1989 6:1990 7:1994
             8:1995 9:1995 and 10:1996 and TC/94/WCD together with the amendments annexed hereto as Annexure 1 together with such other amendments as may be agreed between the Developer and the Building Contractor with the consent of the Tenant (such consent not to be unreasonably withheld or delayed)

      1.1.7 "the Building Contractor" John Sisk and Son Limited whose registered office is at 691-693 Warwick Road Solihull West Midlands B91 3DA or such other Building Contractor notified in writing and approved by the Tenant and the Landlord. (such approval not to be unreasonably withheld or delayed)

      1.1.8 "the Certificate" the Certificate issued by the Employer's Agent pursuant to Clause 8.1 hereof.

      1.1.9 "Consents" all planning permissions building regulation approvals planning agreements and any other consents statutory or otherwise necessary or expedient for the carrying out of the Developer's Works or any part thereof.

      1.1.10 "Date of Practical Completion" the date stated in the Certificate or in the event of dispute the date when the Independent Arbitrator shall determine that Practical Completion took place.

      1.1.11 "Defects Liability Period" the period of 12 months commencing from the Date of Practical Completion.

      1.1.12 "the Developer" means Kingspark Developments Limited.

      1.1.13 "the Developer's Solicitors" Messrs Edge & Ellison of Regent Court Regent Street Leicester LE1 7BR.

      1.1.14 "the Developer's Works" the works on the Premises to be carried out by the Developer in accordance with the Drawings the Specification and the Consents.

      1.1.15 "the Drawings" the drawings numbered 59127M048Rev.E,
             59127M049Rev.D, 59127M050Rev.C, 59127M062Rev.A and
             59127M072Rev.A copies of which are annexed hereto as Annexure 2.

      1.1.16 "the Duty of Care Warranties" the draft Warranties to be entered into by the Professional Team in the form annexed as Annexure 3

      1.1.17 "Early Access Area" the production and warehouse area as shown edged red on the drawing numbered 59127M072Rev.A annexed hereto.

      1.1.18 "the Employer's Agent" the meaning ascribed by the Building
             Contract.

      1.1.19 "the Estimated Completion Date"  28 day of November 1997

      1.1.20 "Gross Internal Area" the gross internal area of the Building measured in square feet ascertained according to the Code of Measuring Practice of the Royal Institution of Chartered Surveyors incorporating the Society of Valuers and Auctioneers (Fourth Edition 1993).

      1.1.21 "the Guarantee" the bank guarantee in the form annexed hereto as Annexure 4

      1.1.22 "Guarantee Charges" a sum not exceeding Twenty Eight Thousand Two Hundred and Sixty Pounds (GBP28,260)

      1.1.23 "Independent Arbitrator" the person appointed in accordance with Clause 18 of this Agreement.

      1.1.24 "Inducement" the sum of One Hundred and Seventy Five Thousand Six Hundred and Sixty Nine Pounds plus Value Added Tax being an inducement to the Tenant to take the Lease

      1.1.25 "Initial Rent per square foot" Four Pounds and Fifty Pence (GBP4.50) per annum exclusive

      1.1.26 "the Landlord" means The Royal London Mutual Insurance Society Limited

      1.1.27 "the Landlord's Surveyor" means Gardiner and Theobald Management Services of Melrose House 21 Cadogen Street Glasgow G2 6QH or such other person or firm notified to the Developer and the Tenant in writing as such by the Landlord

      1.1.28 "the Lease" the Lease agreed to be granted by the Landlord and accepted by the Tenant of the Premises pursuant to this Agreement in the form of the draft annexed hereto as Annexure 5 the terms of which have been agreed between the parties.

      1.1.29 "the Planning Permission" the planning permission number T 23221 dated 7 May 1997

      1.1.30 "Practical Completion" means the date that the Developer's Works are substantially complete (notwithstanding minor snagging items may still be outstanding) and that all surplus materials plant and equipment have been removed from the Premises as certified in accordance with this Agreement

      1.1.31 "the Premises" ALL THAT property situate at Cardinal Point Bonehill Road Tamworth comprising approximately 5.3 acres/2.14 hectares as more particularly described in the Lease.

      1.1.32 "the Professional Team" the Architect and the Structural
             Engineer.

      1.1.33 "the Rescission Date"  the 28 November 1998

      1.1.34 "Relevant Event" shall have the same meaning as specified in the Building Contract but excluding clauses 25.4.10.1 (labour) and 25.4.10.2 (goods and materials)

      1.1.35 "the Rent Commencement Date" either:

             1.1.35.1 the date of Completion of the Lease or;

             1.1.35.2 The date the Lease would have been completed but for the Tenant being in default of its obligations pursuant to clause 15.2 or

             1.1.35.3 if earlier the date on which the Tenant takes
                      occupation of the Premises

             PROVIDED ALWAYS THAT for the purpose of ascertaining the Rent Commencement Date (but not further or otherwise) the Date of Practical Completion shall be the date certified by and in the reasonable opinion of the Employer's Agent as being the date on which Practical Completion would have been achieved but for delays caused by the Tenant's request for variations or additions to the Developer's Works and/or delays caused by the Tenant's Works and/or failure by the Tenant to carry out the Tenant's Works pursuant to the terms of this Agreement or in the event of dispute the date determined pursuant to clause 18 hereof

      1.1.36 "the Specification" the Specification annexed hereto as Annexure 6

      1.1.37 "the Statutory Requirements" any Act of Parliament any instrument rule or order made under any Act of Parliament or any regulation or bye-law of any local authority or of any statutory undertaker which has relevant jurisdiction and the requirements of the Fire Officer.

      1.1.38 "the Structural Engineer" Cameron Taylor Bedford of Granville House High Street Knowle Solihull West Midlands B93 OLN or such other structural engineer or firm of engineers notified in writing to and with the written approval of the Tenant and the Landlord (such approval not to be unreasonably withheld or delayed) as shall be appointed by the Building Contractor.

      1.1.39 "Sub-Contractor" means any Sub-Contractor employed by the Building Contractor having a material design input into the Developer's Works

      1.1.40 "Temporary Office Facility" means a complex of secure porta cabins with a total gross internal area of 2,500 square feet or thereabouts within the Early Access Area having the facilities referred to in clause 1.1.3.5 and in addition computer network cabling being twisted pair category 5 ethernet cable to enable the Temporary Office Facility to be fully operational

      1.1.41 "the Tenant" means Simpson Strong-Tie International Inc.

      1.1.42 "The Tenant's Representative" means W S Atkins of Auchlech House Five Ways Birmingham B15 1DJ or such other prior firm or company as may be appointed by the Tenant to be its representative for the purposes of this Agreement and whose name is notified in writing to the Developer and the Landlord by the Tenant or the Tenant's Solicitors

      1.1.43 "the Tenant's Solicitors" Messrs Lee Crowder of 39 Newhall Street Birmingham B3 3DY (refJK.51125/001).

      1.1.44 "the Tenant's Works" the works to be carried out by the Tenant in the Early Access Area comprising but not limited to racking compressed air and installation of alarm system wiring computer cabling and other equipment and fitting out of a tool and maintenance room in accordance with the specifications and drawings to be approved by the Developer and the Landlord (such approval not to be unreasonably withheld or delayed) pursuant to the terms of this Agreement prior to the commencement of such works

      1.1.45 "the Termination Date" means the date 7 months from the date which the Lease would have been granted but for the Developer being in breach of its obligations under this Agreement provided that Practical Completion has not taken place before that date

      1.1.46 "Working Day" any day from Monday to Friday (inclusive) which is not Christmas Day Good Friday or a statutory bank holiday.

      1.1.47 "Works Completion Date" the date by which the Developer is required to complete the Developer's Works and any other works upon the Premises in accordance with the Drawings the Specification the Statutory Requirements and the Consents (being either the Estimated Completion Date or such later date as may be agreed or determined pursuant to Clause 4.4.4,
             4.5 5.4 6.5 hereof).


INTERPRETATION

2.1 Where in this Agreement the context so admits words importing one gender shall include all other genders and words importing the singular shall include the plural and vice versa.


CLAUSE HEADINGS

3.1 The clause headings hereto are inserted for convenience of reference only and shall not in any manner affect the construction meaning or effect of anything herein contained or govern the rights and liabilities of the parties hereto.


                                     PART II
                              (Building Provisions)


THE DEVELOPER'S WORKS

4.1 The Developer shall as soon as practicable after the date hereof apply for and obtain all other Consents as soon as requisite (unless the same has already been obtained) and shall forthwith upon receipt of the same cause copies to be supplied to the Tenant and shall give all notices required to be given by statute or otherwise and in relation to the Developer's Works the Developer warrants that it shall:

      4.1.1  Not use any:

             4.1.1.1  high alumina cement in structural element;


             4.1.1.2  asbestos and any materials with an asbestos content;

             4.1.1.3 woodwool slab used in permanent shuttering form or in structural parts;

             4.1.1.4 calcium chloride (additionally additives shall not be employed in cement mortar or reinforced concrete without the prior written consent of the Tenant or its nominated surveyor);

             4.1.1.5  calcium Silicate or sand lime bricks or tiles;

             4.1.1.6 marine derived or marine washed aggregates or naturally occurring aggregates for use in reinforced concrete which are not in accordance with BS8110:1985 and BS882:1983 and a suitable form of shell content monitoring procedure;

             4.1.1.7 lead or any materials containing lead which may be ingested, inhaled or absorbed except where copper alloy fittings contained in them are specifically required in drinking water pipework by any relevant statutory requirements;

             4.1.1.8 urea formaldehyde foam or other insulants which will support or contribute to combustion or any urea formaldehyde, foam or materials which may release formaldehyde in quantities which may be hazardous with reference to the limits set from time to time by the Health and Safety Executive at the time of specification;

             4.1.1.9 materials which are generally composed of mineral fibres either man made or naturally occurring which have a diameter of three microns or less and a length of two hundred microns or less or which contain any fibres not sealed or otherwise estabilised to ensure that fibre migration is prevented except where the above involves the specification of suspended sealing tiles;

             4.1.1.10 sprayed vermiculite on steel work as fire
                      protection;

             4.1.1.11 any other substances or materials not in accordance with British Standards and Codes of Practice current at the time or in accordance with good building practice or which are generally known to competent contractors to be deleterious to health and safety or to the durability of buildings and/or structures and/or fixtures and/or plant or machinery or any part thereof in the particular circumstances in which they are used at the time of specification.

      4.1.2 Within five working days of receipt thereof by the Developer the Developer will produce to the Tenant's Representative any and every material order direction requisition permission notice or either like matter whatsoever effecting or likely to effect the Developer's Works or the Premises or any part thereof and served upon the Developer by any competent authority or third party

      4.1.3 Notwithstanding the occurrence or actual completion of the Lease the Developer shall at its own expense do all such works during the Defects Liability Period as are necessary to comply with all conditions in the Consents in respect of the Developer's Works which may be required to be implemented thereafter including (but without limitation) the carrying our of landscaping in accordance with the provisions of clause 4.1.6 and the replacement of any damaged diseased or dying trees and shrubs in accordance with any relevant conditions contained in the Consents

      4.1.4 The Developer shall procure that at Practical Completion the Premises are cleared and free from any rubbish generated by or resulting from the Developer's Works and all the Building Contractor's plant and excess materials shall be removed from the Premises

      4.1.5 The Developer shall also procure that any landscaping work required as part of the Developer's Works is carried out as soon as practicable (but in any event in the next planting season following Practical Completion)

4.2 The Developer will at its own expense procure that the Building Contractor carries out and completes the Developer's Works in all respects in accordance with the Planning Permission and all other Consents and Statutory Requirements and the terms and provisions hereof and in a good and workmanlike manner and with suitable good quality materials free from material defects in all respects to the reasonable satisfaction of the Tenant and the Developer may substitute other materials or things or equipment of no lessor quality or suitability for those referred to in the Specification and Drawings where it is certified by the Employer's Agent necessary owing to any said materials fittings or equipment referred to in the Drawings and Specification not being procurable within a reasonable time having regard to the building programme of the Developer's Works and or make such variations as shall be approved by the Tenant in writing such approval not to be unreasonably withheld or delayed and such approval shall be deemed to have been given if no response is received from the Tenant within 5 working days (time to be of the essence in this respect) of written notification of substitution with full details thereof provided to the Tenant from the Developer thereof) but only to the extent that such substitutions or variations:-

      4.2.1 Will not materially alter the design layout nature or standard of construction of the Building; and

      4.2.2 Will not materially reduce the size of the Building or materially affect the respective proportions of the office warehouse accommodation within the Building; and

      4.2.3 Will not materially affect the user of the Premises by the Tenant

4.3 If the Tenant requires any additional works or modification to the Premises whereby the Developer's Works differ in any respect from the details set forth in the Drawings and Specification hereto then:

      4.3.1 It shall first request from the Developer an approval of such additional works or modifications and a detailed itemised written estimate of the cost (if any) to the Tenant of such additional works or modifications together with an estimate of the anticipated delay in the Access Date and/or the Works Completion Date and the Recision Date which would be likely to be occasioned but such additional works or modifications may only be requested by the Tenant to the extent that they will not:

             4.3.1.1 Materially alter the design layout nature or standard of construction of the Building; and

             4.3.1.2 Materially reduce the size of the Building or materially affect the respective proportions of the office warehouse accommodation within the Building; and

             4.3.1.3 Materially affect the user of the Premises by the Tenant

      4.3.2 If the Developer approves such variations or additions (which the Developer shall not be entitled to unreasonably withhold approval of) it shall supply the above referred to written estimate as set out in clause 4.3.1 hereto as soon as practicable but in any event no later than ten Working Days after the request of the Tenant

      4.3.3  If after requesting an estimate in accordance with clause
             4.3.1 hereof the Tenant decides not to proceed with such additional works of modifications the Tenant shall pay the Developer all proper costs incurred by the Developer in providing the said estimate within ten working days of written demand from the Developer served on the Tenant

4.4 In the event that the Developer agrees to carry out the Tenant's additional works or modifications referred to in clause 4.3.1 hereto at a price agreed between the parties then the following terms shall apply:

      4.4.1 the Tenant shall pay to the Developer the proper costs of such additional work or modifications as agreed between the parties together with an additional sum equal to fifteen per cent of such costs

      4.4.2 the said costs shall be paid to the Developer either within 7 days of completion of the relevant additional works or modification such completion having been certified in writing by the Employer's Agent PROVIDED ALWAYS that where such certification is not accepted by the Tenant then the Independent Arbitrator provisions referred to in clauses 6.2 and 6.3 hereof will apply to such additional works or conditions (mutatis mutandis)

      4.4.3 The Tenant shall at the expiration or sooner determination of the Lease if so required by the Landlord and at the Tenant's own expense reinstate the whole or any part of the Premises in accordance with the Drawings and the Specification.

      4.4.4 Any actual delay to the Developer's Works arising out of or relating to the carrying out of such agreed additional works or modifications shall cause the Access Date and/or the Works Completion Date and the Rescission Date to be extended by a period at least equal to the length of such delay where so certified to be the case in reasonable opinion of the Employer's Agent and in the event of dispute it shall be rendered in accordance with the provisions of clause 18 hereof

      4.4.5 On completion of the Lease the Tenant shall enter into a Licence for Alterations with the Landlord in respect of the said additional works or modifications referred to in this clause 4.4 and also in relation to the Tenants's Works in such from as the Landlord's Solicitors may reasonably require but which in any event provides for the effect on rent of the said additional works or modifications referred to in this clause 4.4 and the Tenant's Works to be disregarded on any review of the annual rent payable under the Lease and for the reinstatement of the Premises at the Tenant's own expense in accordance with the Drawings and Specification

4.5 The Developer hereby undertakes with the Tenant to procure that the Building Contractor proceeds diligently with the construction of the Developer's Works and shall procure that the Early Access Area is completed by the Access Date and the remainder to be completed to the extent aforesaid not later than the Estimated Completion Date unless prevented or delayed by a Relevant Event as certified by and in the reasonable opinion of the Employer's Agent in which case the Access Date and/or the Works Completion Date shall be extended by a period or periods at least equal to the length of such delay and in the event of dispute as to the length of such extension then such dispute shall be resolved in accordance with the provisions of clause 18 hereof

4.6 The Landlord shall not be liable to the Tenant for any failure to comply with the provisions of clause 4.1 4.2, 4.3 or 4.4 save as otherwise expressly provided in this Agreement

4.7 Within ten working days of the Date of Practical Completion the Developer will deliver to the Tenant two sets of "as-built" drawings together with copies of all relevant manuals and guarantees in respect of any plant or machinery installed as part of the Developer's Works and any agreed additional works or modifications referred to in clause 4.4 hereof

5     TENANT'S RIGHTS OF INSPECTION

5.1   The Tenant shall have the right for itself and the Tenant's
      Representative at all reasonable times after making previous arrangements with the Developer during the course of the Developer's Works at its own risk and peril to enter upon the Premises to view the state and progress of the Developer's Works PROVIDED THAT in so doing the Tenant (and others so entitled) shall:

      5.1.1  comply with the reasonable requirements of the Building
             Contractor

      5.1.2 not interfere or hinder or prejudice in any way the Developer's Works.

5.2 The Developer shall for the purpose of enabling the Tenant's Representative to inspect the progress of the Developer's Works supply all such information in respect of the Developer's Works as the Tenant's Representative shall from time to time reasonably require and will give the Tenant's Representative the opportunity to attend the site and meet with the Employers Agent at least every 4 weeks and the Developer will pay due regard to all representations which the Tenant's Representative shall make.

5.3 For the avoidance of doubt the Tenant shall not make any representations to the Building Contractor.

5.4 If the Tenant (or others so entitled) breach this proviso then the Access Date and/or the Works Completion Date and the Rescission Date shall be extended by a period or periods at least equal to the length of such delay as certified by the Employer's Agent and if there shall be any dispute as to the length of any such extension then such dispute shall be resolved in accordance with the provisions of Clause 18 hereof.

EARLY ACCESS TO CARRY OUT TENANT'S WORKS

6.1 When in the reasonable opinion of the Employer's Agent and the Landlord's Surveyor the Developer's Works are sufficiently complete to enable the Access Certificate to be issued the Employer's Agent shall forthwith issue a certificate to that effect and subject to Clause 6.2 hereof on that date it shall be assumed for all the purposes of this Agreement that the Developer's Works have been completed sufficiently to enable the Tenant to commence the Tenant's Works provided that the Developer shall give the Tenant and the Landlord's Surveyor at least 5 Working Days prior written notice of the intention to issue the Access Certificate so as to give the Tenant and/or its representatives the opportunity of attending the inspection of the Developer's Works by the Developer prior to issue of the Access Certificate.

6.2 If the Tenant shall not accept that the Developer's Works have been sufficiently completed to enable the Access Certificate to be issued then the Tenant shall be entitled at any time within three Working Days after the date of receipt of the Access Certificate (as to which period time shall be of the essence) to serve written notice on the Developer specifying the reasons why the Access Certificate has not been properly issued and requiring the matter to be referred forthwith to an Independent Arbitrator for determination pursuant to the provisions of Clause 18 hereof who shall determine the date when the Access Certificate should have been issued for the purposes of this Agreement.

6.3 Nothing in this clause shall prevent the Developer at any time after the service of a notice under sub-clause 6.2 hereof from remedying any matters which are alleged by the Tenant to be incorrect or incomplete and procuring re-issue of the Access Certificate following completion thereof in which case any reference to an Independent Arbitrator shall be withdrawn and the provisions of this clause shall be repeated until the Access Certificate has been properly issued.

6.4 From the Access Date the Tenant shall be entitled to occupy the Early Access Area or any part thereof for the purpose only of carrying out the Tenant's Works prior to completion of the Lease and the Tenant shall until such completion occupy the Premises as licensee of the Landlord upon the terms so far as applicable contained in the Lease and observe and comply with all the Tenant's covenants and conditions in the Lease other than the covenant to pay rent and all other outgoings in respect of the Premises.

6.5   Provided that in so doing the Tenant (and others so entitled) shall:

      6.5.1 comply with the reasonable requirements of the Building Contractor where such requirements do not hinder the carrying our of the Tenant's Works

      6.5.2 not interfere or hinder or prejudice in any way the Developer's Works

      AND if the Tenant (or others so entitled) breach this proviso then the Access Date and the Works Completion Date and the Rescission Date shall be extended by a period or periods at least equal to the length of such delay and if there shall be any dispute as to the length of any such extension then such dispute shall be resolved in accordance with the provisions of Clause 18 hereof.

6.6 From the date the Tenant occupies the Premises or any part thereof pursuant to Clause 6.4 hereof the Tenant shall indemnify the Landlord and the Developer at all times against any proper costs incurred by the Developer or Landlord because of the Tenant's occupation and claims demands or liabilities arising in respect of such occupation where in either case the Tenant is in breach of its obligations under this Agreement and without prejudice to the generality of the foregoing shall pay the reasonable and proper cost of any electricity gas water or other services used by the Tenant and the Tenant shall keep in force with an insurance company adequate public liability insurance covering all matters arising from the works undertaken by the Tenant in respect of the Premises and the entry on to the Premises by any third party.

6.7 The Tenant's Works shall be carried out in accordance with plans and specifications to be submitted in duplicate by the Tenant to the Landlord and the Developer for their approval prior to the commencement of such works and as soon as possible after the date of this Agreement (such approval not to be unreasonably withheld or delayed).

6.8 On receipt of the Landlord's and the Developer's approval the Tenant will forthwith apply for and when obtained supply to the Landlord and the Developer copies of all requisite permissions and/or licences of the Town Planning Local and other Authorities necessary for the execution of the Tenant's Works and supply of copies to the Developer and the Landlord

6.9 The Tenant's Works shall be carried out in a proper and workmanlike manner and with good quality materials free from material defects in accordance with all Statutory Requirements and all necessary Consents for the carrying out of such works which the Tenant will obtain before commencing any works permitted to be carried out under this Clause 6.

6.10 The Tenant shall keep the Landlord and the Developer effectively indemnified against any costs claims demands expenses liabilities insurance premiums or proceedings arising out of or in connection with any breach of the conditions or requirements imposed or implied by any permission or licence granted for the execution of any such works whether under this Clause or otherwise and any condition imposed by any necessary permission licence or consent not being a breach directly caused by any action on the part of the Landlord or the Developer.

      PROVIDED THAT where access is granted to the Tenant pursuant to this clause such access shall not be construed as occupation for the purposes of Clause 7 hereof and no fee or payment will be demanded from the Tenant.

6.11 If the Tenant materially breaches any of the terms or conditions of this Clause 6 and does not forthwith remedy such breach upon written notice from the Developer without prejudice to any other rights or remedies available to the Landlord or the Developer the Developer and/or the Landlord shall be entitled to require the Tenant to vacate the Premises forthwith upon service of written notice to that effect.

6.12 If it is necessary for the Building Contractor to enter any of the Early Access Area once the Tenant has taken occupation thereof the Developer will procure that the Building Contractor will protect all of the Tenant's equipment machinery or fixtures or fittings therein and shall cause no delay or hindrance in the carrying out of the Tenant's Works

6.13 If due to the act omission or default of the Developer in procuring the carrying out of the Developer's Works the Access Certificate has not been issued by the Access Date then the Developer shall pay to the Tenant by way of liquidated and ascertained damages a sum calculated at the rate of Twenty Thousand Pounds (GBP20,000.00) for each week or pro rata at the end of each week or part week during the period commencing on the Access Date and expiring on the earlier of the date of issue of the Access Certificate or the date upon which liquidated and ascertained damages become due pursuant to clause 10.1.1 such payment to be made on a weekly basis as such liquidated and ascertained damages fall due or payable hereunder

7     EARLY OCCUPATION BY TENANT


7.1 If the Landlord and the Developer shall permit the Tenant to occupy the Premises or any part thereof otherwise than under Clause 6 prior to completion of the Lease and the Tenant takes up such right to occupy the Tenant shall:


      7.1.1 Until such completion occupy the Premises as licensee of the Landlord upon the terms so far as applicable contained in the Lease and observe and comply with all the Tenant's covenants and conditions in the Lease

      7.1.2 Pay to the Developer a sum in the place of rent to be calculated at the same rate as the rent under the Lease pro rata and to be payable and to be made in respect of the period specified in Clause 15.1 hereof and continue to pay any such sums on each quarter day until completion of the Lease

7.2 If the provisions of clause 10.1.2 apply then the Tenant shall be entitled to occupy and use the Early Access Area for the purpose of carrying out its business and the provisions of clause 7.1.1 and
      7.1.2 shall apply

8     CERTIFICATE OF PRACTICAL COMPLETION

8.1 When in the reasonable opinion of the Employer's Agent Practical Completion of the Developer's Works in accordance with the Drawings and Specification and the terms of this Agreement has taken place the Employer's Agent shall forthwith issue a Certificate to that effect and subject to sub-clause 8.2 hereof the Date of Practical Completion of the Developer's Works shall for all purposes of this Agreement be deemed to have taken place PROVIDED THAT the Landlord's Surveyor or the Employer's Agent will give the Tenant at least ten working days prior written notice of the Employer's Agent's intention to issue the Certificate so as to give the Tenant and/or its representatives the opportunity of attending the final inspection of the Developer's Works by the Employer's Agent and the Landlord's Surveyor prior to the issue of the Certificate.

8.2 If the Tenant shall not accept that Practical Completion has taken place on the day when the Employer's Agent shall have issued the Certificate then it shall be entitled at any time within five Working Days after the date of the Certificate (as to which period time shall be of the essence) to serve written notice on the Developer and the Landlord requiring the matter to be referred to an Independent Arbitrator for determination under Clause 18 hereof and giving reasons.

8.3 If the Tenant fails for any reason to serve a notice within the time specified in sub-clause 8.2 of this Clause then the Certificate shall be accepted by the parties hereto as final.

8.4 If the Tenant serves a notice on the Developer under sub-clause 8.2 of this Clause then the Developer and the Tenant parties hereto shall use their best endeavours to provide the Independent Arbitrator with such information as shall be required by him to determine the matters in dispute and in particular whether or not the Certificate was properly issued.

8.5 In the event that the Independent Arbitrator shall determine that the Certificate was not properly issued by the Employer's Agent then the Developer shall procure that a further certificate shall not be issued unless the Employer's Agent has given to the Tenant and the Landlord 5 working days notice of its intention to issue the Certificate and the provisions of this clause shall be deemed repeated in extenso herein until Practical Completion has been properly certified.

8.6 Nothing in this Clause shall prevent the Developer at any time from remedying any matters which are alleged by the Tenant to be incomplete and the Certificate may be reissued following completion thereof in which case any reference to an Independent Arbitrator shall be withdrawn and the provisions of this Clause shall be repeated until Practical Completion has been properly certified.


9     DEFECTS LIABILITY

9.1 The Developer shall procure that it or the Building Contractor shall forthwith in a good and workmanlike manner make good any defects shrinkages or other faults which shall appear within the Defects Liability Period and which are due to failure of the Building Contractor to comply with its obligations under the Building Contract or failure of the Developer to comply with its obligations in this Agreement or to frost occurring before the Date of Practical Completion ("the Defects") and will (without prejudice to the foregoing) at its own cost enforce the provisions for rectifying defects contained in the Building Contract and shall in any event procure that the Defects shall be remedied in accordance with clause
      16.2 of the Building Contract (as amended) PROVIDED THAT the Developer shall not be liable to procure the remedy of any such matters unless the Tenant shall specify the same in writing to the Developer in a Schedule of Defects which shall be delivered to the Developer not later than 10 Working Days after the expiration of the Defects Liability Period.


10    LIQUIDATED DAMAGES AND RESCISSION

10.1 If due to the act omission or default of the Developer in procuring the carrying out of the Developer's Works the Certificate has not been issued within 5 Working Days after the Works Completion Date then the Developer shall pay to the Tenant by way of liquidated and ascertained damages

      10.1.1 a sum calculated at the rate of Twenty Thousand Pounds (GBP20,000.00) for each week or pro rata during the period commencing on the Works Completion Date and expiring on the date when the Access Certificate is issued or determined or the Date of Practical Completion is agreed or determined (if earlier) and/or

      10.1.2 a sum calculated at the rate of Seven Thousand Five Hundred Pounds (GBP7,500.00) for each week or pro rata during the period commencing on the Works Completion Date and expiring on the Date of Practical Completion or earlier determination of this Agreement by the Tenant such payment to be made to the Tenant on a weekly basis as such liquidated and ascertained damages fall due and payable hereunder PROVIDED THAT the Tenant hereby expressly acknowledges and agrees that any failure on the part of the Developer to pay such liquidated and ascertained damages shall not hold up or delay the grant of the Lease which shall be granted in accordance with Clause 15 AND PROVIDED FURTHER that the Tenant shall not be entitled to the payment of any such liquidated and ascertained damages in respect of the period commencing on the date that the Tenant takes occupation of the Premises and PROVIDED FURTHER that where such liquidated and ascertained damages are payable in accordance with clause 10.1.2 hereof the Developer shall forthwith provide on the date such damages become payable to the Tenant without cost to the Tenant the Temporary Office Facility and so that where the Developer fails to provide such Temporary Office Facility as required herein the Tenant reserves any and all rights to claim damages from the Developer for loss costs expenses and liabilities suffered by the Tenant arising from the failure of the Developer to provide the Temporary Office Facility

10.2 If for any reason other than the act omission or default on the part of the Developer the Date of Practical Completion does not occur by the Rescission Date then the Tenant may by written notice to the Landlord and the Developer rescind this Agreement provided that such notice is served not later than five Working Days after the Rescission Date (time to be of the essence) whereupon this Agreement shall (save for paragraph 10.4) immediately determine and cease to have effect and for the avoidance of doubt the Tenant acknowledges that in the event of rescission as aforesaid it shall not be entitled to any damages or claims or rights or remedies(save for liquidated and ascertained damages as hereinbefore referred to) against the Developer for failure to achieve Practical Completion before the Rescission Date.

10.3 If due to the act omission or default of the Developer the Date of Practical Completion does not occur by the Termination Date then the Tenant may by written notice to the Landlord and the Developer forthwith terminate this Agreement provided that such notice is served not later than five Working Days after the Termination Date (time to be of the essence) whereupon this Agreement shall (save for paragraph 10.4) immediately determine and cease to have effect and in the event of termination as aforesaid the Tenant agrees that any damages or claims or right or remedies against the Developer for losses incurred by the Tenant for failure to achieve Practical Completion before the Termination Date shall not exceed a sum equal to the aggregate of the liquidated and ascertained damages (payable pursuant to the terms of this Agreement) and Two Million Pounds (GBP2,000,000.00) for all other damages and that it shall not be entitled to any damages or claims or rights or remedies against the Landlord and for the avoidance of doubt the liquidated and ascertained damages cannot also be claimed as part of the other damages.


10.4 If this Agreement determines the Tenant shall immediately procure the cancellation of any land charge or registration at H.M. Land Registry in respect of this Agreement

11    WARRANTIES

11.1 The Developer shall use all reasonable endeavours to procure as soon as practicable but in any event it shall procure by no later than the Date of Practical Completion that the Building Contractor and the Professional Team shall undertake responsibility to the Tenant in contract for the exercise of all reasonable skill and care in the design construction and carrying out of the Developer's Works in accordance with the draft Duty of Care Warranties annexed hereto as Annexure 4 with such reasonable amendments only as may be required by the Building Contractor or the Professional Team or their respective insurers having first obtained the previous consent of the Tenant (such consent not to be unreasonably withheld or delayed) and upon delivery of such warranties the Developer will deliver to the Tenant a full copy of the Building Contract all appointments of the Professional Team and all Sub-Contracts of the Sub-contractors referred to in clause 11.2 hereof and documentary evidence that professional indemnity insurance in the case of the Professional Team and professional indemnity insurance or product liability insurance as appropriate in the case of the Sub-Contractors is in place

11.2 The Developer shall procure that any Sub-Contractors involved in the design of the following:
      steelwork
      roofing
      cladding
      floor slab
      Mechanical and Electrical Works

      undertake responsibility to the Tenant in contract as soon as reasonably possible in accordance with the draft Duty of Care Warranty annexed hereto as Annexure 5 on the same basis as set out in Clause 11.1 (but it is expressly agreed that if such Duty of Care Warranties are not available by the time that the Lease is to be granted hereunder the Tenant shall not be entitled to delay taking up the Lease) but in any event no later than one month after the Date of Practical Completion


12    AGREEMENTS AND DECLARATIONS

      For the avoidance of doubt IT IS HEREBY AGREED AND DECLARED as follows:


12.1 The Landlord does not warrant that the Developer's Works will be suitable for any particular purpose of the Tenant

12.2 The Landlord's obligations and duties in respect of the Developer's Works shall be exclusively limited to the contractual obligations and duties contained in this Agreement and any claim by the Tenant against the Landlord in tort is excluded

12.3 The Landlord shall be under no liability whatsoever for any loss or damage suffered by the Tenant by reason of any failure by the Developer to carry out and complete the Developer's Works in accordance with this Agreement

13    INSURANCE

13.1 From the day on which the Developer's Works are commenced until Practical Completion the Developer shall procure that the Building Contractor insures the Developer's Works in their full reinstatement value under a builders all risks policy with a reputable insurance company in the European Union and shall use its reasonable endeavours to have the interest of the Tenant noted thereon

13.2 The Developer shall whenever reasonably required to procure that the Building Contractor produces the said policy or reasonable evidence of the same and a receipt for the then current premium to the Tenant.

13.3 In the event of the Developer's Works being destroyed or damaged by any risk insured against under the said policy the Developer shall procure that all monies payable under the said policy shall with all reasonable speed and diligence be laid out and applied in rebuilding repairing or otherwise re-instating the Developer's Works in accordance with the Drawings and Specification as soon as practicable.

13.4 From the Date of Practical Completion the Landlord shall insure or procure insurance of the Premises pursuant to the covenant to be contained in the Lease as if the same had been granted.


                                 PART III
                            (Lease provisions)


14    ASCERTAINMENT OF THE INITIAL RENT

14.1 As soon as practicable on or before the Date of Practical Completion the Developer and the Landlord and the Tenant shall endeavour to agree the Gross Internal Area of the Building and in the event of their not being able to agree the same within five Working Days after the first request by the Developer so to do then any party may request an independent surveyor to determine the same such person to act as an expert and not as an arbitrator and the independent surveyor shall be a Fellow of the Royal Institution of Chartered Surveyors and be agreed upon by the Developer and the Landlord and the Tenant and in default of agreement appointed by the President for the time being of the Royal Institution of Chartered Surveyors on the application of any of them and the decision of the independent surveyor so agreed upon or appointed shall be final and conclusive as to the Gross Internal Area.

14.2 The fees of the independent surveyor shall be borne by the Developer the Landlord and the Tenant in such manner as the independent surveyor shall direct and in the absence of such direction each party shall bear their own costs

14.3 If the independent surveyor so agreed upon or appointed shall be unwilling or become unable to establish the Gross Internal Area or shall die then the parties shall be entitled to effect or all or any of them may apply to the President for the Royal Institution of Chartered Surveyors to effect any re-appointment as may be necessary from time to time.

14.4 When the Gross Internal Area has been agreed upon or determined the Rent shall be the sum aggregate of:

      14.4.1 the sum calculated by multiplying the number of square feet comprised in the Gross Internal Area by the Initial Rent per square foot. Subject to a maximum of Three Hundred and Fifty One Thousand Three Hundred and Thirty Eight Pounds
             (GBP351,338.00.) and

      14.4.2 Twenty-five Thousand Pounds (GBP25,000.00)

14.5 If the Gross Internal Area shall exceed 78,075 square feet then the definition in the Lease of the "open market rent" shall contain an additional assumption that the Gross Internal Area of the Premises (as originally demised) will be deemed to be no greater than 78,075 square feet

14.6  If either:-

      14.6.1 the Gross Internal Area if less than 76,123 square feet or greater than 81,979 square feet or

      14.6.2 the coverage of the overhead crane shown hatched on plan number 59127.M.049.Rev.D shall not be reduced by more than one metre between the points marked A and B on the said plan then the Tenant shall be entitled within ten Working Dates upon it having been agreed or determined to serve written notice on the Developer determining this Agreement and upon service if such notice this Agreement shall forthwith cease and determine but without prejudice to the rights of the Tenant in respect of any claim against the Developer arising out of any antecedent breach of the terms hereof

15    THE LEASE AND THE GUARANTEE

15.1 The Landlord (or a nominee of the Landlord) agrees with the Tenant and the Developer to grant or to procure the grant of the Lease and the Tenant agrees with the Landlord and the Developer to take the Lease at the time and in the manner and subject as hereinafter mentioned with the term thereof commencing on the quarter day immediately preceding the Date of Practical Completion at the yearly rents therein mentioned (subject to increase as therein mentioned) the first payment of such rents to be made on the Rent Commencement Date and to be in respect of the period commencing on the Rent Commencement Date and expiring on the quarter day next thereafter.

15.2 The Lease shall be completed within five working days after the Date of Practical Completion (the Landlord ensuring that the engrossment Counterpart Lease has been submitted to the Tenant's Solicitor not less than five working days prior to the Date of Practical Completion) or (if later) five working days after agreement of the rent in accordance with Clause 14 hereof and on completion the Tenant shall execute and deliver to the Landlord

      15.2.1 a Counterpart of the Lease and

      15.2.2 the Guarantee duly executed by Barclays Bank Plc and the Tenant

15.3 Contemporaneously upon the grant of the Lease and completion of the Guarantee

      15.3.1 the Landlord shall execute and deliver to the Tenant the original Lease and any Licence for Alterations

      15.3.2 the Developer shall pay to the Tenant the Guarantee Charges and shall pay to the Tenant the Inducement subject to receipt by the Developer immediately on payment thereof of a valid Value Added Tax invoice and

16    TITLE

16.1 The freehold title having been deduced to the Tenant prior to the date hereof neither the Tenant nor its solicitors shall raise any objection or requisition in respect thereof save in respect of any incumbrances created by the Landlord after the date of the relevant office copy entries dated 14 April 1997

16.2 The Landlord shall within ten working days from the date hereof place its Land Certificate relating to its freehold title on deposit at H.M. Land Registry to enable both notice of this Agreement and substantive registration of the Lease to be registered on such title and the Landlord's Solicitors shall notify the Tenant's Solicitors immediately upon notification to the Landlord's Solicitors of the requisite deposit number.

16.3 The Landlord shall on completion of the Lease at its own expense obtain an supply to the Tenant copies of all Consents required by the Landlord to enable it to grant the Lease

17    MATTERS AFFECTING THE PREMISES

17.1  The Premises are let subject to:

      17.1.1 All local land charges whether registered or not before the date of this Agreement and all matters capable of registration as local land charges except any matters capable of discharge by the payment of money.

      17.1.2 All notices served and orders demands proposals or requirements made by a Local or Public Authority (whether before or after the date hereof).

      17.1.3 All actual or proposed orders directions notices charges restrictions conditions agreement or other matters arising under the Town and Country Planning Acts.

      17.1.4 The matters contained or referred to in the Property and Charges Registers of Title Number SF 373788 registered at H M Land Registry as evidenced by office copy entries dated 14 April 1997 and the Agreement dated 12 July 1996 made between British Gas Plc (1) and Foldgate Ltd (2) and any deed entered into pursuant to such agreement in the form annexed to such agreement or with such variations as the Tenant may approve (such approval not to be unreasonably withheld or delayed)

                                    PART IV
                               (General Matters)


18    DISPUTES

18.1  Disputes Generally
      Any dispute or difference arising between the parties hereto as to their respective rights duties and obligations hereunder or as to any matter arising out of or in connection with this Agreement (other than any such dispute or difference with regard to the meaning or construction of this Agreement) shall be referred to and determined by an independent person who has been professionally qualified in respect of the subject matter of the dispute or difference for not less than 10 years and who is also a specialist in relation to such subject matter such independent person to be agreed between the parties hereto or failing such agreement to be nominated by the President or the Vice-President or other duly authorised officer of the Royal Institution of Chartered Surveyors on the application of either the Landlord the Developer or the Tenant.

18.2  Appointment of Arbitrator
      Except as mentioned in the next succeeding sub-clause any person appointed under this Clause shall act as an arbitrator in accordance with the Arbitration Acts 1996.

18.3  Appointment of Expert

      18.3.1 Any dispute relating to matters of fact arising out of Clauses 4 5 6 7 8 and 9 shall be referred to an independent person acting as an expert.

      18.3.2 Whenever a person appointed under this Agreement acts as an expert ("the Expert") then:-

             18.3.2.1 the Expert shall fully consider all written
                      representations made by or on behalf of the Tenant the Landlord and the Developer which shall be delivered to him within five Working Days of notice of his appointment and shall thereafter afford the Landlord the Developer and the Tenant a further 5 Working Days to make written cross representations thereon and the Expert shall consider the same

             18.3.2.2 the Expert shall be at liberty to call for such
                      written evidence from the parties to the dispute and to seek such legal or other expert assistance as he may reasonably require

             18.3.2.3 the Expert shall not take oral representations from either party to the dispute without allowing the other party thereto the opportunity to be present and to give evidence and to cross examine that party provided always that nothing herein shall oblige the Expert to take oral representations

             18.3.2.4 the Expert shall have regard to all representations and evidence submitted therewith when making his decision which shall be in writing and the Expert shall give reasons or his decision

             18.3.2.5 the Expert shall use all reasonable endeavours to give his decision (and the reasons therefor) as speedily as possible and (save in the case of manifest error) his decision shall be final and binding on the parties to this Agreement

             18.3.2.6 the fees of such Expert shall be payable by the
                      parties hereto in such proportions as he shall determine or in default of such determination each shall bear their own costs.


19    ASSIGNMENT AND UNDERLETTING

19.1 The benefit of this Agreement shall be personal to the Tenant and the Tenant shall not assign underlet or part with or share its interest under this Agreement or any part thereof or otherwise dispose of the same or any part thereof

19.2 Pending the grant of the Lease this Agreement shall not operate as a demise.


20    MATTERS OUTSTANDING ON COMPLETION

20.1 Notwithstanding the execution of the Lease this Agreement shall remain in force with regard to any obligations or restrictions hereunder and not provided for in the Lease.


21    NOTICES

21.1 Any notice required to be served hereunder shall be delivered personally or sent by recorded delivery post or sent by facsimile transmission to the addressee at its registered office as set out in this Agreement.


22    ACKNOWLEDGEMENT

22.1 The Tenant hereby acknowledges and confirm[s] to the Developer and the Landlord that the Tenant:

      22.1.1 Has obtained independent advice and information relating to the Premises; and

      22.1.2 Enters into this Agreement solely as a result of the terms hereof and in reliance upon its own inspection and advice and not in reliance upon any representations or warranty whether written or oral or express made by or on behalf of the Developer or Landlord other than the Developer's Solicitors' or the Landlord's Solicitors written replies to the Tenant's Solicitors' enquiries and the information given in correspondence from the Developer's Solicitors or the Landlord's Solicitors to the Tenant's Solicitors

      22.1.3 is looking to the Landlord only for performance of the obligations of the Landlord referred to in Clauses 14 and 15 notwithstanding anything to the contrary or any implication of this Agreement the Landlord shall have no liability whatsoever to the Tenant under this Agreement whether express or implied save under Clauses 14 and 15 and the Tenant confirms that it will not counterclaim seek set off or deductions from the Rent under the Lease by reason of any rights or claims it may have or allege under this Agreement.

23    V.A.T.

23.1 In addition to all payments on the part of the Tenant herein specified the Tenant will pay to the Developer or the Landlord all or any Value Added Tax which is now or may hereafter (and whether at the Developer's or Landlord's option or otherwise) become payable or chargeable thereon at the rate at the time and in the manner properly required by the Commissioners of Customs and Excise.

23.2 The Developer or the Landlord will where such Value Added Tax is paid by the Tenant forthwith deliver to the Tenant a receipted valid Value Added Tax invoice therefor addressed to the Tenant


24    DEFAULT BY TENANT

24.1 If the Tenant shall fail materially to perform or observe any of the agreements and stipulations herein contained or;

24.2 If the Tenant shall enter into liquidation (whether compulsory or voluntary not being merely a voluntary liquidation for the purpose of amalgamation or reconstruction while solvent) or pass a resolution for winding up (save as aforesaid) or is unable to pay or has no reasonable prospect of being able to pay its debts within the meaning of Sections 122 and 123 of the Insolvency Act 1986 ("the 1986 Act") or summons a meeting of its creditors or any of them under Part I of the 1986 Act or suffers a petition for an Administration Order in respect of it to be granted in Court or suffers a receiver or if the Tenant shall enter into composition with their or his creditors or if an interim order or made under
      Part VIII of the 1986 Act prior to the grant of the Lease; or

24.3 The Lease is not completed in accordance with Clause 15 hereof and the Landlord being ready able and willing to complete shall serve Fourteen days written notice on the Tenant making time of the essence of this Agreement and the Tenant shall fail to complete the Lease by the expiration of such notice notice on the Tenant shall be entitled to terminate this Agreement forthwith but without prejudice to any other rights or remedies available to it.


25    DEFAULT BY THE DEVELOPER

25.1 In the event that a substantial breach of the Developer's obligations under this Agreement to procure the carrying out and completion of the Developer's Works occurs which shall not have been remedied by the Developer after receipt by the Developer of reasonable notice to remedy the same or in the event of the Developer being in respect to any of the matters referred to in clause 24.2 hereof (mutatis mutandis) THEN the Tenant shall be entitled to give notice in writing to the Landlord terminating this agreement save that the Landlord shall have 30 Working Days from date of receipt of such notice (time being of the essence) in which to serve a written notice on the Tenant confirming that the Landlord will take over the obligations on the part of the Developer and complete the Developer's Works in accordance with the terms of this Agreement and the Landlord confirms that if it serves such a notice it will observe and perform all the obligations and covenants on the part of the Developer contained in this Agreement remaining to be performed as though all references to the Developer in this Agreement were to the Landlord and such provisions (including this clause 25) shall apply mutandis mutatis but if no such notice is given by the Landlord to the Tenant then the Tenant shall be entitled to terminate this Agreement by written notice to the Developer but without prejudice in any way to any other rights or remedies available to it


26    INTEREST

      In the event that any of the parties default in making a payment of any sums due to any other party hereunder under the terms of this Agreement the defaulting party shall pay interest on any unpaid sums at the rate of 4% per annum above the base rate of Lloyds Bank Plc from time to time such interest to be calculated from the date on which payment of any unpaid sum was due until the date of actual payment.

27    DEVELOPERS COVENANT

      The Developer hereby covenants to indemnify the Tenant against the sum payable under clause 21.3.1 of the Lease and to pay such sum to the Tenant within seven days of written notification thereof by the Tenant to the Developer Provided That the Tenant will forthwith upon receipt from the Landlord of any demand for such payment notify the Developer and supply to the Developer such information and documentation as the Developer shall reasonably require to ascertain that the contribution to costs are properly payable pursuant to the terms of the Lease.


IN WITNESS of which the parties have signed this deed on the date set out above


The COMMON SEAL of KINGSPARK DEVELOPMENTS LIMITED was affixed to this deed, which was delivered when dated, in the presence of:

Director
Signature:  /s/Colin Beasley
            ------------------------
Name:       Colin Beasley
            ------------------------
Director/Secretary
Signature:  /s/Greg Court
            ------------------------
Name:       Greg Court
            ------------------------

The COMMON SEAL of SIMPSON STRONG-TIE INTERNATIONAL INC was affixed to this deed, which was delivered when dated, in the presence of:

Director
Signature:  /s/Andris Peterson
            ------------------------
Name:       Andris Peterson
            ------------------------

Director/Secretary
Signature:  /s/Steve Lamson
            ------------------------
Name:       Steve Lamson
            ------------------------

The COMMON SEAL of THE ROYAL LONDON MUTUAL INSURANCE SOCIETY LIMITED was affixed to this deed, which was delivered when dated, in the presence of:

Director
Signature:  /s/M.J. Yardley
            ------------------------
Name:       M.J. Yardley
            ------------------------

Director/Secretary
Signature:  /s/M.J. Ross
            ------------------------
Name:       M.J. Ross
            ------------------------

                                     ANNEXURES
                                     ---------

1     Building Contract Amendments

2     Drawings - Numbered:    59127M048D,  59127M049D
                              59127M050C,  59127M062A and
                              59127M072

3     Duty of Care Warranties

      *Architect
      *Building Contractor
      *Structural Engineer
      *Sub-Contractor

4     Guarantee

5     Lease and Drawing(s) 59127.M.072.A/59127.M.048.E and Extension
      Specification

6     Specification